Exhibit 99.3

Ideal Power Announces Closing of $14 Million Financing of Common Stock

The financing was led by the company’s largest existing institutional shareholders, with participation from Ideal Power insiders, including its CEO

AUSTIN, TX / ACCESSWIRE / February 25, 2026 / Ideal Power Inc. (Nasdaq:IPWR) (“Ideal Power,” the “Company,” “we,” or “our”), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN® bidirectional semiconductor power switch, today announced it has closed its previously announced underwritten public offering of 4,458,736 shares of common stock (or pre-funded warrants in lieu thereof) and the concurrent private placement of pre-funded warrants to purchase up to 631,332 shares of common stock. Total gross proceeds from the financings are approximately $14.0 million, before deducting underwriting discounts, commissions, and other offering expenses payable by the Company. The public offering included participation from existing institutional shareholders and Company insiders, including our Chief Executive Officer.

The Company intends to use the net proceeds from these financings to advance commercialization of B-TRAN®, including customer design-ins, custom development programs, and initial production ramp with strategic partners, and for general corporate and working capital purposes.

Titan Partners, a division of American Capital Partners, acted as the sole bookrunner for the financing. WestPark Capital, Inc. served as a financial advisor to the Company.

The public offering was made pursuant to an effective shelf registration statement on Form S-3 (No. 333-292492) (including a base prospectus) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2025, and declared effective on January 9, 2026. The public offering was made only by means of a preliminary prospectus supplement and a final prospectus supplement and the accompanying base prospectus that form a part of the registration statement. These documents, including the preliminary prospectus supplement relating to the offering, are available for free on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying base prospectus relating to the offering may be accessed for free on the SEC’s website at www.sec.gov or obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 49th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

The securities issued in the Private Placement described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a resale registration statement with the SEC for purposes of registering the resale of the shares of common stock underlying the pre-funded warrants issued in connection with the Private Placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is the developer and provider of its innovative and widely patented B-TRAN® bidirectional semiconductor power switch. B-TRAN® offers compelling advantages over conventional technologies and addresses the demanding standards of today's solid-state circuit protection and intelligent power delivery systems. It features very low conduction losses that deliver improved power efficiency, thereby reducing energy consumption and providing cost savings. The unique bidirectional capability of B-TRAN® simplifies the design, control and diagnostics of solid-state power solutions while enabling smaller, lower cost systems. B-TRAN® delivers compelling advantages for a broad spectrum of applications including solid-state circuit breakers, static transfer switches, battery disconnect units and EV contactors that are widely used in data centers, industrial power systems, energy grid and storage systems, and electric vehicles and charging infrastructure.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power's management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements include, but are not limited to, statements regarding the financings and the intended use of proceeds. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the success of our B-TRAN® technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN® technology, the rate and degree of market acceptance for our B-TRAN®, the impact of global health pandemics on our business, supply chain disruptions, and the expected performance of future products incorporating our B-TRAN®, and uncertainties set forth in our quarterly, annual and other reports filed with the SEC. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements, except as required by applicable law.

Ideal Power Investor Relations Contact:

Jeff Christensen

Darrow Associates Investor Relations

jchristensen@darrowir.com

703-297-6917

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